                                                                      EXHIBIT 14


                        INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement on Form N-14 under the Securities Act of 1933, of our report dated June 13, 1997, relating to Nuveen Flagship All-American Municipal Bond Fund and of our reports dated July 11, 1997, relating to Nuveen Flagship Alabama Municipal Bond Fund and Nuveen Flagship South Carolina Municipal Bond Fund, included in the Statement of Additional Information, which is part of such Registration Statement.



DELOITTE & TOUCHE LLP

Dayton, Ohio
May 18, 1998